Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 16, 2020 relating to the consolidated financial statements of HF Foods Group Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

March 16, 2020